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                                                                    Exhibit 23.1


               CONSENT OF GRANT THORNTON LLP, INDEPENDENT ACCOUNTANTS



     We consent to incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Equity Incentive Plan, Associate 401(k) and Stock Ownership Plan and the 1997 Non-Employee Directors' Stock Option Plan and of First Consulting Group, Inc. of our report dated January 17, 1998 (except for Note K as to which the date is February 10, 1998) with respect to the consolidated financial statements of First Consulting Group, Inc., included in its Registration Statement on Form S-1, as amended (No. 333-41121), filed with the Securities and Exchange Commission.


/s/ Grant Thornton LLP

Irvine, California
June 3, 1998